Exhibit 23.2

CONRAD C. LYSIAK
Attorney and Counselor at Law
601 West First Avenue
Suite 903
Spokane, Washington 99201
(509) 624-1475
FAX: (509) 747-1770

CONSENT

I HEREBY CONSENT to the inclusion of my name in connection with the Form SB-2 Registration Statement filed with the Securities and Exchange Commission as attorney for the registrant, WESTERN HEMISPHERE MINING CORPORATION.

DATED this 11th day of December, 2006.

Yours truly,

CONRAD C. LYSIAK
Conrad C. Lysiak